Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of WGL Holdings, Inc. and Washington Gas Light Company (collectively, “the Companies”) of our reports dated November 25, 2009, relating to the consolidated financial statements and financial statement schedule of WGL Holdings, Inc. and subsidiaries and the financial statements and financial statement schedule of Washington Gas Light Company (which reports include explanatory paragraphs relating to the Companies’ fiscal 2007 adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (part of Accounting Standards Codification Topic 715, Compensation — Retirement Benefits)) and the effectiveness of WGL Holdings, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of WGL Holdings, Inc. and Washington Gas Light Company for the year ended September 30, 2009:

WGL Holdings, Inc.

Form S-3	No. 333-126620
Form S-8	No. 333-104571
Form S-8	No. 333-104572
Form S-8	No. 333-104573
Form S-8	No. 333-142983

Washington Gas Light Company

Form S-3	No. 333-159243

DELOITTE & TOUCHE LLP

McLean, Virginia
November 25, 2009